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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 18, 2002


                              Promotions.com, Inc.
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             (Exact name of Registrant as specified in its charter)


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

               DELAWARE                                000-27411                             13-3898912
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
    (State or other jurisdiction of            (Commission File Number)         (I.R.S. Employer Identification No.)
    incorporation or organization)
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268 West 44th Street, New York, New York                                10036
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(Address of principal executive offices)                              (Zip code)



Registrant's telephone number, including area code:  (212) 971-9800



                                       N/A
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          (Former name or former address, if changed since last report)


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Item 1.   Changes in Control of Registrant.

         On February 12, 2002, iVillage Inc. ("iVillage") issued a press release announcing that it had entered into a definitive Agreement and Plan of Merger, dated as of February 11, 2002, by and among iVillage, Virgil Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of iVillage ("Virgil"), and Promotions.com, Inc. ("Promotions.com"), pursuant to which iVillage agreed to acquire Promotions.com through an exchange offer and merger transaction for an aggregate value of approximately $13.3 million (based on the closing price of iVillage common stock on February 11, 2002). Under the terms of the merger agreement, as amended as of March 13, 2002, Promotions.com stockholders will receive a combination of iVillage common shares and cash. iVillage will issue an aggregate of approximately $3.5 million in common stock and approximately $9.8 million in cash, which represents a distribution of all cash less accrued liabilities and other reserves of Promotions.com. Accordingly, the net cost of the acquisition to iVillage will be $3.5 million in stock plus transaction fees and expenses. The total consideration represents a price per share of Promotions.com common stock of approximately $0.87. The purchase price was based upon an analysis of the perceived value of the ongoing business and the estimated net assets to be acquired and took into account the liabilities reflected on the balance sheet of Promotions.com and assumed by iVillage.

         On March 19, 2002, pursuant to the merger agreement, Virgil commenced an exchange offer to acquire all outstanding shares of Promotions.com common stock (including associated preferred share purchase rights). Pursuant to the amended prospectus dated March 19, 2002 and comprising a part of iVillage's Registration Statement on Form S-4 as amended (Commission File No. 333-84532) (the "Prospectus"), iVillage, through Virgil, offered to purchase each outstanding share of Promotions.com common stock for a fraction of a share of iVillage common stock designed to have a value of $0.23 and $0.64 to the seller in cash (the "Offer"). The Offer will be followed by a merger to complete the transaction for the same consideration for all shares not tendered through the Offer. The Offer was subject to customary closing conditions, including the tender of at least a majority of Promotions.com's shares and no material adverse change to iVillage or Promotions.com. A copy of the merger agreement is attached hereto as Exhibit 2.1.

         On April 17, 2002, iVillage and Virgil issued a press release announcing the final exchange ratio for the Offer and the extension of the expiration date of the Offer until 12:00 midnight, New York City time, on Thursday, April 18, 2002. In accordance with the terms of the merger agreement, Promotions.com stockholders will receive 0.1041 of a share of iVillage common stock and $0.64 in cash for each share of Promotions.com common stock validly tendered and not properly withdrawn. The exchange ratio was determined in accordance with a formula set forth in the merger agreement based on the average of the closing sale prices of iVillage common stock on the Nasdaq National Market for the five trading days ending April 16, 2002, which average was $2.198.

         On April 19, 2002, iVillage issued a press release announcing the completion of the Offer. The Offer expired at 12:00 midnight, New York City time, on Thursday, April 18, 2002 at which time approximately 11,923,405 shares of Promotions.com common stock had been tendered in the Offer (including 84,863 shares through notice of guaranteed delivery). These shares constituted approximately 82.3% of the outstanding shares of Promotions.com common stock as of February 15, 2002. All shares of Promotions.com common stock validly tendered and not properly withdrawn before the expiration of the Offer have been accepted for exchange and will be exchanged promptly. All shares represented by notices of guaranteed delivery which were received before the expiration of the offering period, will be exchanged promptly after the shares are delivered. The Offer was not conditioned upon any financing arrangements and iVillage expects to fund the cash portion of the Offer from working capital.

         As a result of the exchange offer, iVillage beneficially owns 11,923,405 shares of Promotions.com common stock, which represents approximately 82.3% of the outstanding shares of Promotions.com common stock as of February 15, 2002.

         Pursuant to the merger agreement, on April 19, 2002 Steven Elkes, Scott Levine, Jane Tollinger and Richard Kolberg were appointed to serve on Promotions.com's board of directors as representatives of Virgil and Daniel J. Feldman and Dirk Hall resigned from the Promotions.com board of directors. Accordingly, the number of directors constituting the Promotions.com board of directors is currently set at six, of which four were designated by Virgil. Also pursuant to the merger agreement, on April 19, 2002, Messrs. Elkes and Levine were appointed to serve on Promotions.com's audit and compensation committees.

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         Pursuant to the merger agreement, iVillage plans to acquire the remaining outstanding shares of common stock of Promotions.com through a second-step merger in which Virgil will be merged with and into Promotions.com and the remaining holders of common stock of Promotions.com will receive 0.1041 of a share of iVillage common stock and $0.64 in cash for each share of Promotions.com common stock, which is the same consideration as received in the Offer. On April 26, 2002, iVillage filed a proxy statement/prospectus as Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 (the "Post-Effective Amendment"), which states that a Promotions.com special stockholders' meeting will be held on May 24, 2002 to approve the merger of Virgil with and into Promotions.com. The Post-Effective Amendment was declared effective by the Commission on May 1, 2002, and proxy materials relating to the special meeting were mailed to Promotions.com stockholders of record on May 3, 2002. Because iVillage acquired more than a majority of the outstanding Promotions.com common stock in the exchange offer, iVillage will be able to approve the merger agreement without the affirmative vote of any other Promotions.com stockholder.

         Except as described above or disclosed in the Post-Effective Amendment, no known material relationship exists between iVillage and Promotions.com or any of its affiliates, directors or officers, or any associate of any such directors or officers. The foregoing summary is qualified in its entirety by the exhibits attached hereto, which are incorporated herein by this reference.


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         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger dated as of February 11, 2002 and as amended as of March 13, 2002, among the Registrant, Virgil Acquisition Corp. and iVillage Inc. (incorporated by reference from Annexes A-1 and A-2 to iVillage's registration statement on Form S-4, filed March 19, 2002, as amended, Registration No. 333-84532).


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       PROMOTIONS.COM, INC.
                                       (Registrant)



Date:  May 3, 2002                     By:  /s/ Lawrence M. Quartaro
                                            ----------------------------------
                                            Lawrence M. Quartaro
                                            Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit
Number            Description
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2.1               Agreement and Plan of Merger dated as of February 11, 2002 and as amended as of March 13, 2002, among iVillage, Virgil
                  Acquisition Corp. and the Registrant (incorporated by reference from Annexes A-1 and A-2 to iVillage's registration statement on Form S-4, filed March 19, 2002, as amended, Registration No. 333-84532).